Report of Independent Registered Public Accounting
Firm

To the Trustees and Shareholders of
J.P. Morgan Fleming Series Trust:

In planning and performing our audits of the
financial statements of the Funds listed in Appendix
1 (the ?Funds?) as of and for the period ended June
30, 2006, in accordance with the standards of the
Public Company Accounting Oversight Board (United
States), we considered the Funds? internal control
over financial reporting, including control
activities for safeguarding securities, as a basis
for designing our auditing procedures for the purpose
of expressing our opinion on the financial statements
and to comply with the requirements of Form N-SAR,
but not for the purpose of expressing an opinion on
the effectiveness of the Funds? internal control over
financial reporting. Accordingly, we express no such
opinion.

The management of the Funds is responsible for
establishing and maintaining effective internal
control over financial reporting.  In fulfilling this
responsibility, estimates and judgments by management
are required to assess the expected benefits and
related costs of controls.  A fund?s internal control
over financial reporting is a process designed to
provide reasonable assurance regarding the
reliability of financial reporting and the
preparation of financial statements for external
purposes in accordance with generally accepted
accounting principles.  Such internal control over
financial reporting includes policies and procedures
that provide reasonable assurance regarding
prevention or timely detection of unauthorized
acquisition, use or disposition of a fund?s assets
that could have a material effect on the financial
statements.

Because of its inherent limitations, internal control
over financial reporting may not prevent or detect
misstatements.  Also, projections of any evaluation
of effectiveness to future periods are subject to the
risk that controls may become inadequate because of
changes in conditions, or that the degree of
compliance with the policies or procedures may
deteriorate.

A control deficiency exists when the design or
operation of a control does not allow management or
employees, in the normal course of performing their
assigned functions, to prevent or detect
misstatements on a timely basis. A significant
deficiency is a control deficiency, or combination of
control deficiencies, that adversely affects the
funds? ability to initiate, authorize, record,
process or report external financial data reliably in
accordance with generally accepted accounting
principles such that there is more than a remote
likelihood that a misstatement of the funds? annual
or interim financial statements that is more than
inconsequential will not be prevented or detected.  A
material weakness is a control deficiency, or
combination of control deficiencies, that results in
more than a remote likelihood that a material
misstatement of the annual or interim financial
statements will not be prevented or detected.

Our consideration of the Funds? internal control over
financial reporting was for the limited purpose
described in the first paragraph and would not
necessarily disclose all deficiencies in internal
control over financial reporting that might be
significant deficiencies or material weaknesses under
standards established by the Public Company
Accounting Oversight Board (United States).  However,
we noted no deficiencies in the Funds? internal
control over financial reporting and its operation,
including controls for safeguarding securities, that
we consider to be material weaknesses as defined
above as of June 30, 2006.

This report is intended solely for the information
and use of management, the Trustees of J.P. Morgan
Fleming Series Trust and the Securities and Exchange
Commission and is not intended to be and should not
be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
August 18, 2006

Appendix 1:

JPMorgan Multi-Manager Small Cap Growth Fund
JPMorgan Multi-Manager Small Cap Value Fund